Exhibit 10.6

AMENDMENT NO. 2
TO
LOAN AND SECURITY AGREEMENT AND CONSENT

THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT AND CONSENT (this “Amendment No. 2”), dated as of July 27, 2009, is by and among Wachovia Bank, National Association, a national banking association (“Lender”), Farmer Bros. Co., a Delaware corporation (as surviving corporation of the merger with FBC Realty, LLC formerly known as SL Realty, LLC, a Delaware limited liability company, “Farmer”) and Coffee Bean International, Inc., an Oregon corporation (“CBI” and together with Farmer, each individually a “Borrower” and collectively, “Borrowers”), Coffee Bean Holding Co., Inc., a Delaware corporation (“Coffee Holding”), FBC Finance Company, a California corporation (“Finance” and together with Coffee Holding, each individually a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Lender, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lender has made, and may make, loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of March 2, 2009, by and among Lender, Borrowers and Guarantors, the “Loan Agreement”, Amendment No. 1 to Loan and Security Agreement, dated as of March 2, 2009, by and among Lender, Borrowers and Guarantors, and together with all agreements, documents and instruments at any time executed or delivered in connection therewith or related thereto, as from time to time amended and supplemented, collectively, the “Financing Agreements”);

WHEREAS, Borrowers and Guarantors have requested that Lender agree to make certain amendments to the Loan Agreement and agree to certain consents under the Loan Agreement, and Lender is willing to agree, subject to the terms and conditions set forth herein, to make such amendments and agree to such consents, as more specifically set forth herein; and

WHEREAS, by this Amendment No. 2, Lender, Borrowers and Guarantors desire and intend to evidence such amendments and consents.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.     Definitions.

1.1      Additional Definition.  As used herein, the term “Amendment No. 2” shall mean Amendment No. 2 to Loan and Security Agreement and Consent, by and between Lender and Borrower, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and the Loan Agreement and the other Financing

Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

1.2      Eligible Inventory.

(a)   The definition of “Eligible Inventory” in Section 1.34 of the Loan Agreement is hereby amended by deleting clause (f)(iii)(A) thereof in its entirety and substituting the following therefor:

“(A) as to locations which are leased by any Borrower, if Lender shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor or, if Lender shall not have received such Collateral Access Agreement (or Lender shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Lender), Lender may, at its option, nevertheless consider Inventory at such location to be Eligible Inventory to the extent Lender shall have established such Reserves in respect of amounts at any time payable by such Borrower to the owner and lessor thereof as Lender shall determine in good faith,”

1.3      Interpretation.  All capitalized terms used herein shall have the meanings assigned thereto in the other Financing Agreements, unless otherwise defined herein.  All references to the plural herein shall also mean the singular and all references to the singular herein shall also mean the plural, in each case unless otherwise required by the context of the use thereof.

2.     Additional Representations, Warranties and Covenants.  Borrowers and Guarantors represent, warrant and covenant with and to Lender as follows, which representations, warranties and covenants, together with the representations, warranties and covenants in the other Financing Agreements, are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, being a continuing condition of the making of Loans by Lender to Borrowers:

2.1      No action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other Person, is or will be required to authorize, or is or will be otherwise required in connection with, the execution, delivery and performance by Borrowers and Guarantors of this Amendment No. 2.

2.2      This Amendment No. 2 and each other agreement, document or instrument to be executed and delivered by any Borrower or Guarantor in connection therewith or herewith has been duly authorized, executed and delivered by all necessary action on the part of such Borrower or Guarantor, and Amendment No. 2 and each other agreement, document or instrument to be executed and delivered by Borrowers and Guarantors in connection therewith or herewith is in full force and effect as of the date of Amendment No. 2 and the agreements and obligations of Borrowers and Guarantors contained herein and therein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their respective terms.

2.3      Neither the execution and delivery of this Amendment No. 2 or the documents, agreements or instruments executed or delivered in connection therewith or related thereto, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof is in contravention of any law or regulation or any order or decree of any court or Governmental Authority applicable to Borrowers and Guarantors in any respect, or conflicts with or result in the breach of, or constitutes a default in any respect under any mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound, or violates any provision of the formation or other organizational documents of any Borrower or Guarantor.

2.4      After giving effect to this Amendment No. 2, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing on the date of Amendment No. 2.

3.     Conditions Precedent.  The effectiveness of the amendments and consents contained herein shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:

3.1      an original of this Amendment No. 2, duly authorized, executed and delivered by the parties hereto;

3.2      a true and correct copy of any consent, waiver or approval to or of this Amendment No. 2, which any Borrower or Guarantor is required to obtain from any other Person; and

3.3      after giving effect to this Amendment No. 2, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing on the date of this Amendment No. 2.

4.     Effect of this Amendment.  Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 2 or with respect to the subject matter of this Amendment No. 2.  To the extent of conflict between the terms of this Amendment No. 2 and the other Financing Agreements, the terms of this Amendment No. 2 shall control.  The Loan Agreement and this Amendment No. 2 shall be read and construed as one agreement.

5.     Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 2.

6.     Governing Law.  The validity, interpretation and enforcement of this Amendment No. 2 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of California.

7.     Waiver, Modification, Etc.  No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

8.     Entire Agreement.  This Amendment No. 2 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

9.     Binding Effect.  This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10.   Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confirmed to the provision so held to be invalid or unenforceable.

11.   Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

12.   Counterparts.  This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and-the same agreement.  Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 2.  Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 2, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

LENDER		BORROWERS

WACHOVIA BANK, NATIONAL ASSOCIATION		FARMER BROS. CO.

By:	/s/ Gary Whitaker	By:	/s/ John E. Simmons
Name:	Gary Whitaker	Name:	John E. Simmons
Title:	Director	Title:	Treasurer and CFO

COFFEE BEAN INTERNATIONAL, INC.

		By:	/s/ John E. Simmons
		Name:	John E. Simmons
		Title:	Director

GUARANTORS

COFFEE BEAN HOLDING CO., INC.

By:	/s/ John E. Simmons
Name:	John E. Simmons
Title:	Treasurer and CFO

FBC FINANCE COMPANY

By:	/s/ John E. Simmons
Name:	John E. Simmons
Title:	Director

[Amendment No. 2 to Loan and Security Agreement]